FILED                      ARTICLES  OF  INCORPORATION
Jul  15  1999                          OF
                                   eQuorumNet

                            a  Nevada  Corporation




           FIRST.  The  name  of  the  corporation  is:

                                    eQuorumNet

           SECOND.  The  resident  agent  for  this  corporation  shall  be:

                             SAGE  INTERNATIONAL  INC.

     The address of said agent, and the principal or statutory address of this corporation in the State of Nevada, shall be 1135 Terminal Way, Suite 209, Reno, Nevada 89502, located in Washoe County, State of Nevada. This corporation may maintain an office, or offices, in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the By-Laws of said corporation, and that this corporation may conduct all corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada.


     THIRD. The objects for which this corporation is formed are as follows: to engage in any lawful activity.


     FOURTH. That the total number of voting common stock authorized that may be issued by the corporation is FIFTY MILLION (50,000,000) shares of stock with
 .0001 PAR VALUE, and no other class of stock shall be authorized. Said shares may be issued by the corporation from time to time for such considerations as may be fixed from time to time by the Board of Directors.


     FIFTH. The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation, providing that the number of directors shall not be reduced to less than one (1). The name and post office address of the first Board of Directors shall be one (1) in number and listed as follows:

           NAME                       POST  OFFICE  ADDRESS
           ----                       ---------------------
           CHERI S. HILL              1135 TERMINAL WAY, SUITE 209
                                      RENO,  NEVADA  89502

     SIXTH. After the amount of the subscription price, the purchase price, of the par value of the stock of any class or series is paid into the corporation, owners or holders of shares of any stock in the corporation may never be assessed to pay the debts of the corporation.

     SEVENTH. The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:

           NAME                       POST  OFFICE  ADDRESS
           ----                       ---------------------
           CHERI S. HILL              1135 TERMINAL WAY, SUITE 209
                                      RENO,  NEVADA  89502


     EIGHTH.  The  corporation  is  to  have  a  perpetual  existence.


     NINTH. No director or officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer or for any act or omission of any such director or officer; however, the foregoing provision shall not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of this corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.


     TENTH. No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.


     ELEVENTH. This corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.



I, THE UNDERSIGNED, being the Incorporator hereinbefore named for the purpose of forming a corporation pursuant to the General Corporation Laws of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying the facts herein stated are true, and accordingly have hereunto set my hand July 14, 1999.


         /S/  CHERI  S.  HILL
         -----------------------------------
              CHERI  S.  HILL,  Incorporator

JUL  15  1999

                          CERTIFICATE OF ACCEPTANCE OF
                          APPOINTMENT BY RESIDENT AGENT



         SAGE INTERNATIONAL, INC., hereby accepts appointment as Resident Agent of eQuorumNet in accordance with NRS 78.090.



         SAGE  INTERNATIONAL,  INC.


         By  /S/  CHERI  S.  HILL
         ------------------------
                  CHERI  S.  HILL, Senior V.P.       Date:  July  14,  1999

                             TABLE  OF  CONTENTS
                                   BY-LAWS

         ARTICLE  ONE  -  OFFICES

             1.1   Registered  Office.
             1.2   Other  Offices.

         ARTICLE  TWO  -  MEETINGS  OF  STOCKHOLDERS

             2.1   Place.
             2.2   Annual  Meetings.
             2.3   Special  Meetings.
             2.4   Notices  of  Meetings.
             2.5   Purpose  of  Meetings.
             2.6   Quorum.
             2.7   Voting.
             2.8   Share  Voting.
             2.9   Proxy.
             2.10  Written  Consent  in  Lieu  of  Meeting.

         ARTICLE  THREE  -  DIRECTORS

             3.1   Powers.
             3.2   Number  of  Directors.
             3.3   Vacancies.

         ARTICLE  FOUR  -  MEETLNGS  OF  THE  BOARD  OF  DIRECTORS

             4.1   Place.
             4.2   First  Meeting.
             4.3   Regular  Meetings.
             4.4   Special  Meetings.
             4.5   Notice.
             4.6   Waiver.
             4.7   Quorum.
             4.8   Adjournment.

         ARTICLE  FIVE  -  COMMITTEES  OF  DIRECTORS

             5.1   Power  to  Designate.
             5.2   Regular  Minutes.
             5.3   Written  Consent.

         ARTICLE  SIX  -  COMPENSATION  OF  DIRECTORS

             6.1   Compensation.

         ARTICLE  SEVEN  -  NOTICES

             7.1   Notice.
             7.2   Consent.
             7.3   Waiver  of  Notice.

ARTICLE  EIGHT  -  OFFICERS

             8.1   Appointment  of  Officers.
             8.2   Time  of  Appointment.
             8.3   Additional  Officers.
             8.4   Salaries.
             8.5   Vacancies.
             8.6   Chairman  of  the  Board.
             8.7   Vice-Chairman.
             8.8   President.
             8.9   Vice-President.
             8.10  Secretary.
             8.11  Assistant  Secretaries.
             8.12  Treasurer.
             8.13  Surety.
             8.14  Assistant  Treasurer.

         ARTICLE  NINE  -  CERTIFICATES  OF  STOCK

             9.1   Share  Certificates.
             9.2   Transfer  Agents.
             9.3   Lost  or  Stolen  Certificates.
             9.4   Share  Transfers.
             9.5   Voting  Shareholder.
             9.6   Shareholders  Record.

         ARTICLE  TEN  -  GENERAL  PROVISIONS

             10.1  Dividends.
             10.2  Reserves.
             10.3  Checks.
             10.4  Fiscal  Year.
             10.5  Corporate  Seal.

         ARTICLE  ELEVEN  -  INDEMNIFICATION

         ARTICLE  TWELVE  -  AMENDMENTS

             12.1  By  Shareholder.

             12.2  By  Board  of  Directors.

                                   BY-LAWS OF

                                   eQuorumNet

                              A NEVADA CORPORATION

                                  ARTICLES ONE
                                  ------------

                                     OFFICES
                                     -------

     Section  1 1  Registered Office - The registered office of this corporation
                   -----------------
shall  be  in  the  County  of  Washoe  State  of  Nevada.

     Section 1.2.  Other Offices - The corporation may also have offices at such
                   -------------
other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE TWO
                                   -----------

                            MEETINGS OF STOCKHOLDERS
                            ------------------------

     Section  2.1  Place-  All annual meetings of the stockholders shall be held
                   -----
at the registered office of the corporation or at such other place within or without the State of Nevada as the directors shall determine. Special meetings of the stockholders may be held at such time and place within or without the State of Nevada as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

     Section  2.2  Annual  Meetings  -  Annual  meetings  of  the  stockholders,
                   ----------------
commencing with the year 2000, shall be held on the 15th day of June each year if not a legal holiday and, if a legal holiday, then on the next secular day following, or at such other time as may be set by the Board of Directors from time to time, at which the stockholders shall elect by vote a Board of Directors and transact such other business as may properly be brought before the meeting.

     Section  2.3  Special  Meetings - Special meetings of the stockholders, for
                   -----------------
any purposes or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the President or the Secretary by resolution of the Board of Directors or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose of the proposed meeting.

     Section  2.4  Notice  of Meetings - Notices of meetings shall be in writing
                   -------------------
and signed by the President or a Vice-President or the Secretary or an Assistant Secretary or by such other person or persons as the directors shall designate. Such notice shall state the purpose or purposes for which the meeting is called and the time and the place, which may be within or without this State, where it is to be held. A copy of such notice shall be either delivered personally to or shall be mailed, postage prepaid to each stockholder of record entitled to vote at such meeting not less than ten nor more than sixty days before such meeting. If mailed, it shall be directed to a stockholder at his address as it appears upon the records of the corporation and upon such mailing of any such notice, the service thereof shall be complete and the time of the notice shall being to run from the date upon which such notice is deposited in the mail for transmission to such stockholder. Personal delivery of any such notice to any officer of a corporation or association or to any member of a partnership shall constitute delivery of such notice to such corporation. association or partnership. In the event of the transfer of stock after delivery of such notice of and prior to the holding of the meeting it shall not be necessary to deliver or mail notice of the meeting to the transferee.

     Section  2.5  Purpose  of  Meetings  -  Business  transacted at any special
                   ---------------------
meeting  of  stockholders shall be limited to the purposes stated in the notice.

     Section  2.6  Quorum  -  The  holders of a majority of the stock issued and
                   ------
outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall he present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

     Section  2.7  Voting  -  When  a  quorum  is  present or represented at any
                   ------
meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall be sufficient to elect directors or to decide any questions brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Articles of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

     Section  2.8  Share  Voting - Each stockholder of record of the corporation
                   -------------
shall he entitled at each meeting of stockholders to one vote for each share of stock standing in his name on the books of the corporation. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting shall be by ballot.

     Section 2.9  Proxy - At any meeting of the stockholders any stockholder may
                  -----
be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No proxy or power of attorney to vote shall be used to vote at a meeting of the stockholders unless it shall have been filed with the secretary of the meeting when required by the inspectors of election. All questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the inspectors of election who shall be appointed by the Board of Directors, or if not so appointed, then by the presiding officer of the meeting.

     Section  2.10  Written Consent in Lieu of Meeting - Any action which may be
                    ----------------------------------
taken by the vote of the stockholders at a meeting may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power, unless the provisions of the statutes or of the Articles of Incorporation require a greater proportion of voting power to authorize such action in which case such greater proportion of written consents shall be required.

                                  ARTICLE THREE
                                  -------------

                                    DIRECTORS
                                    ---------

     Section  3.1  Powers  - The business of the corporation shall be managed by
                   ------
its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

     Section  3.2  Number  of  Directors  -  The number of directors which shall
                   ---------------------
constitute the whole board shall be one (1) The number of directors may from time to time be increased or decreased to not less than one nor more than fifteen by action of the Board of Directors. The directors shall be elected at the annual meeting of the stockholders and except as provided in Section 2 of this Article, each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

     Section  3.3  Vacancies  -  Vacancies  in  the Board of Directors including
                   ---------
those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the stockholders. The holders of a two-thirds of the outstanding shares of stock entitled to vote may at any time peremptorily terminate the term of office of all or any of the directors by vote at a meeting called for such purpose or by a written statement filed with the secretary or, in his absence, with any other officer. Such removal shall be effective immediately, even if successors are not elected simultaneously and the vacancies on the Board of Directors resulting therefrom shall be filled only by the stockholders.

     A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any directors, or if the authorized number of directors be increased, or if the stockholders fail at any annual or special meeting of stockholders at which any director or directors are elected to elect the full authorized number of directors to be voted for at that meeting.

     The stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the Board or the stockholders shall have power to elect a successor to take office when the resignation is to become effective.

     No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

                                  ARTICLE FOUR
                                  ------------

                       MEETINGS OF THE BOARD OF DIRECTORS
                       ----------------------------------

     Section  4.1  Place  -  Regular meetings of the Board of Directors shall be
                   -----
held at any place within or without the State which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation regular meetings shall be held at the registered office of the corporation. Special meetings of the Board may be held either at a place so designated or at the registered office.

     Section  4.2  First Meeting - The first meeting of each newly elected Board
                   -------------
of Directors shall be held immediately following the adjournment of the meeting of stockholders and at the place thereof. No notice of such meeting shall be necessary to the directors in order legally to constitute the meeting. provided a quorum be present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

     Section  4.3  Regular Meetings - Regular meetings of the Board of Directors
                   ----------------
may be held without call or notice at such time and at such place as shall from time to time be fixed and determined by the Board of Directors.

     Section  4.4  Special Meetings - Special Meetings of the Board of Directors
                   ----------------
may be called by the Chairman or the President or by any Vice-President or by any two directors.

     Written notice of the time and place of special meetings shall be delivered personally to each director, or sent to each director by mail or by other form of written communication, charges prepaid, addressed to him at his address as it is shown upon the records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company at lease forty-eight (48) hours prior to the time of the holding of the meeting. In case such notice is delivered as above provided, it shall be so delivered at lease twenty-four (24) hours prior to the time of the holding of the meeting. Such mailing, telegraphing or delivery as above provided shall be due, legal and personal notice to such director.

     Section  4.5  Notice - Notice of the time and place of holding an adjourned
                   ------
meeting need not be given to the absent directors if the time and place be fixed at the meeting adjourned.

     Section  4.6  Waiver  -  The  transactions  of  any meeting of the Board of
                   ------
Directors however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum be present, and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Section  4.7  Quorum  -  A  majority  of the authorized number of directors
                   ------
shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the Articles of Incorporation. Any action of a majority, although not at a regularly called meeting, and the record thereof, if assented to in writing by all of the other members of the Board shall he as valid and effective in all respects as if passed by the Board in regular meeting.

     Section  4.8  Adjournment  -  A  quorum  of  the  directors may adjourn any
                   -----------
directors meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the directors present at any directors meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

                                  ARTICLE FIVE
                                  ------------

                             COMMITTEES OF DIRECTORS
                             -----------------------

     Section 5.1  Power to Designate - The Board of Directors may, by resolution
                  ------------------
adopted by a majority of the whole Board, designate one or more committees of the Board of Directors, each committee to consist of one or more of the directors of the corporation which, to the extent provided in the resolution, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the corporation and may have power to authorize the seal of the corporation to he affixed to all papers which may require it. Such committee or committees shall have such name or names as may he determined from time to time by the Board of Directors. The members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. At meetings of such committees, a majority of the members or alternate members shall constitute a quorum for the transaction of business, and the act of a majority of the members or alternate members at any meeting at which there is a quorum shall be the act of the committee.

     Section 5.2  Regular Minutes - The committees shall keep regular minutes of
                  ---------------
their  proceedings  and  report  the  same  to  the  Board  of  Directors.

     Section 5.3  Written Consent - Any action required or permitted to he taken
                  ---------------
at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may he, and such written consent is filed with the minutes of proceedings of the Board or committee.

                                   ARTICLE SIX
                                   -----------

                            COMPENSATION OF DIRECTORS
                            -------------------------

     Section  6.1  Compensation  -  The  directors may he paid their expenses of
                   ------------
attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may he allowed like reimbursement and compensation for attending committee meetings.

                                  ARTICLE SEVEN
                                  -------------

                                     NOTICES
                                     -------

     Section  7.1  Notice  -  Notices  to directors and stockholders shall be in
                   ------
writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram.

     Section  7.2  Consent  -  Whenever  all  parties  entitled  to  vote at any
                   -------
meeting, whether of directors or stockholders, consent, either by a writing on the records of the meeting or filed with the secretary, or by presence at such meeting and oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meetings shall be as valid as if had at a meeting regularly called and noticed. and at such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time, and if any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting; and such consent or approval of stockholders may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

     Section 7.3  Waiver of Notice - Whenever any notice whatever is required to
                  ----------------
be given under the provisions of the statutes, of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                  ARTICLE EIGHT
                                  -------------

                                    OFFICERS
                                    --------

     Section 8.1 Appointment of Officers - The officers of the corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. Any person may hold two or more offices.

     Section  8.2  Time  of  Appointment  -  The Board of Directors at its first
                   ---------------------
meeting after each annual meeting of stockholders shall choose a Chairman of the Board who shall be a director, and shall choose a President, a Secretary. and a Treasurer, none of whom need be directors.

     Section  8.3  Additional  Officers  -  The Board of Directors may appoint a
                   --------------------
Vice-Chairman of the Board, Vice-Presidents and one or more Assistant Secretaries and Assistant Treasurers and such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     Section  8.4  Salaries  -  The salaries and compensation of all officers of
                   --------
the  corporation  shall  be  fixed  by  the  Board  of  Directors.

     Section  8.5  Vacancies - The officers of the corporation shall hold office
                   ---------
at the pleasure of the Board of Directors. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

     Section  8.6  Chairman  of  the  Board  -  The  Chairman of the Board shall
                   ------------------------
preside at meetings of the stockholders and the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

     Section  8.7  Vice-Chairman  -  The  Vice-Chairman shall, in the absence or
                   -------------
disability of the Chairman of the Board. perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties as the Board of Directors may from time to time prescribe.

     Section 8.8  President - The President shall be the chief executive officer
                  ---------
of the corporation and shall have active management of the business of the corporation. He shall execute on behalf of the corporation all instruments requiring such execution except to the extent the signing and execution thereof shall be expressly designated by the Board of Directors to some other officer or agent of the corporation.

     Section  8.9  Vice-President  -  The  Vice-President  shall  act  under the
                   --------------
direction of the President and in the absence or disability of the President shall perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe. The Board of Directors may designate one or more Executive Vice- Presidents or may otherwise specify the order of seniority of the Vice-Presidents. The duties and powers of the President shall descend to the Vice-Presidents in such specified order of seniority.

     Section  8.10  Secretary  -  The Secretary shall act under the direction of
                    ---------
the President. Subject to the direction of the President he shall attend all meetings of the Board of Directors and all meetings of the stockholders and record the proceedings. He shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors. and shall perform such other duties as may be prescribed by the President or the Board of Directors.

     Section  8.11  Assistant  Secretaries - The Assistant Secretaries shall act
                    ----------------------
under the direction of the President. In order of their seniority, unless otherwise determined by the President or the Board of Directors, they shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

     Section  8.12  Treasurer  -  The Treasurer shall act under the direction of
                    ---------
the President. Subject to the direction of the President he shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the President or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation.

     Section 8.13  Surety - If required by the Board of Directors, he shall give
                   ------
the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office. of all books, papers, vouchers. money and other property of whatever kind in his possession or under his control belonging to the corporation.

     Section 8.14  Assistant Treasurer - The Assistant Treasurer in the order of
                   -------------------
their seniority, unless otherwise determined by the President or the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

                                  ARTICLE NINE
                                  ------------

                              CERTIFICATES OF STOCK
                              ---------------------

     Section  9.1  Share  Certificates  - Every stockholder shall be entitled to
                   -------------------
have a certificate signed by the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than once class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights, shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such stock.

     Section 9.2  Transfer Agents - If a certificate is signed (a) by a transfer
                  ---------------
agent other than the corporation or its employees or (b) by a registrar other than the corporation or its employees, the signatures of the officers of the corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer before such certificate is issued, such certificate may be issued with the same effect as though the person had not ceased to be such officer. The seal of the corporation, or a facsimile thereof, may, but need not be, affixed to certificates of stock.

     Section  9.3  Lost  or  Stolen  Certificates  -  The Board of Directors may
                   ------------------------------
direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

     Section  9.4  Share  Transfers  -  Upon surrender to the corporation or the
                   ----------------
transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation, if it is satisfied that all provisions of the laws and regulations applicable to the corporation regarding transfer and ownership of shares have been complied with, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 9.5  Voting Shareholder - The Board of Directors may fix in advance
                  ------------------
a date not exceeding sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders. or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, and any adjournment thereof. or entitled to receive payment of any such dividend. or to give such consent, and in such case, such stockholders, and only such stockholders as shall be stockholder of record on the date so fixed, shall be entitled to notice of and to vote at such meeting, or any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights. or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

     Section  9.6  Shareholders  Record  -  The corporation shall be entitled to
                   --------------------
recognize the person registered on its books as the owner of shares to be the exclusive owner for all purposes including voting and dividends, and the corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as other wise provided by the laws of Nevada.

                                   ARTICLE TEN
                                   -----------

                               GENERAL PROVISIONS
                               ------------------

     Section  10.1  Dividends  -  Dividends  upon  the  capital  stock  of  the
                    ---------
corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

     Section  10.2  Reserves  - Before payment of any dividend, there may be set
                    --------
aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends or for repairing or maintaining any property of the corporation or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     Section  10.3  Checks  -  All  checks or demands for money and notes of the
                    ------
corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     Section  10.4  Fiscal  Year  -  The fiscal year of the corporation shall be
                    ------------
fixed  by  resolution  of  the  Board  of  Directors.

     Section  10.5  Corporate  Seal  -  The  corporation  may  or may not have a
                    ---------------
corporate seal, as may from time to time be determined by resolution of the Board of Directors. If a corporate seal is adopted, it shall have inscribed thereon the name of the Corporation and the words "Corporate Seals" and "Nevada". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                 ARTICLE ELEVEN
                                 --------------

                                 INDEMNIFICATION
                                 ---------------

     Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil. criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action. Suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

     The Board of Directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

     The Board of Directors may from time to time adopt further Bylaws with respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.

                                 ARTICLE TWELVE
                                 --------------

                                   AMENDMENTS
                                   ----------

     Section 12.1  By Shareholder - The Bylaws may be amended by a majority vote
                   --------------
of all the stock issued and outstanding and entitled to vote at any annual or special meeting of the stockholders, provided notice of intention to amend shall have been contained in the notice of the meeting.

     Section  12.2  By Board of Directors - The Board of Directors by a majority
                    ---------------------
vote of the whole Board at any meeting may amend these Bylaws, including Bylaws adopted by the stockholders, but the stockholders may from time to time specify particular provisions of the Bylaws which shall not be amended by the Board of Directors.



                APPROVED AND ADOPTED this 24th day of July, l999.



                                /S/  James  Howard
                                ------------------
                                     James  Howard
                                     Secretary

                            CERTIFICATE OF SECRETARY
                            ------------------------


                   I hereby certify that I am the Secretary of eQuorumNet and that the foregoing Bvlaws consisting of 12 pages, constitute the code of Bylaws of eQuorumNet as duly adopted at a regular meeting of the Board of Directors of the corporation held July 24, 1999.

                   IN WITNESS WHEREOF, I have hereunto subscribed my name this 24th day of July 1999.


                                /S/  James  Howard
                                ------------------
                                     James  Howard
                                     Secretary